EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated December 19, 2012, with respect to the financial statement of Advisors Disciplined Trust 1004, comprising Senior Variable Rate and Income Closed-End Portfolio 2-YR, Series 2012-3, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-185301) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
December 19, 2012





















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